EXHIBIT (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 We consent to the incorporation by reference in this Post-Effective Amendment No. 93 to Registration Statement No. 002-42722 on Form N-1A of our reports dated as indicated on the attached Appendix A, relating to the financial statements and financial highlights of the Funds and Portfolios listed on the attached Appendix A, certain of the funds constituting Eaton Vance Mutual Funds Trust (the “Trust”), appearing in the Annual Reports on Form N-CSR of the Trust for the year ended October 31, 2013, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

June 26, 2014

Appendix A

Report Date

Funds/Portfolios:

December 13, 2013

Eaton Vance Government Obligations Fund

December 13, 2013

Government Obligations Portfolio

December 18, 2013

Eaton Vance High Income Opportunities Fund

December 18, 2013

High Income Opportunities Portfolio

December 19, 2013

Eaton Vance Short Duration Government Income Fund

December 19, 2013

Short-Term U.S. Government Portfolio